Exhibit 23.5

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 2, 2013, with respect to the consolidated financial statements of Rio das Contas Produtora de Petróleo Ltda. included in Amendment No. 5 to the Registration Statement (Form F-1 No. 333-191068) and related Prospectus of GeoPark Limited dated February 6, 2014.

Very truly yours,

ERNST & YOUNG

Auditores Independentes S.S.

CRC - 2SP 015.199/O-6 - F - RJ

/s/ Roberto Cesar Andrade dos Santos

Roberto Cesar Andrade dos Santos

CRC - 1RJ 093.771/O-9

Rio de Janeiro - Brasil February 6, 2014